United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: June 4, 2003

Commission File Number: 0-32427

 Lance Systems, Inc.

Utah	87-0386790

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1434 West Alabama, Houston TX	77006

(Address of principal executive offices)	(Zip Code)

(713) 524-8976
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:    None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

   Item 1. Change of Control of Registrant. John Spicer having purchased 40,000,000 new investment shares of Class A common stock for $40,000.00, Mr. Spicer is now the principal shareholder of this corporation. The actions took place May 21, 2003.

   Item 2. Acquisition or Disposition of Assets. The $40,000.00 received by the issuer will be applied to discharge existing debt.

   Item 4. Changes in Registrant's Certifying Accountant. None.

   Item 3. Bankruptcy or Receivership. None.

   Item 5. Other Events. Please note new corporate address and phone.

   Item 6. Changes of Registrant's Directors. Former Directors Wally Boyack, Jacki Bartholomew and Thomas L. Harnkness have resigned, after appointing John Spicer, Michael Smith and Hugh Arnall as the new Board of Directors.

 Signatures

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

 Lance Systems, Inc.
Dated: June 4, 2003
 by
  s/John Spicer
 John Spicer
Director